UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 19, 2011
(Date of earliest event reported: May 19, 2011)
Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The purpose of this item is to disclose certain information regarding the principal terms and conditions of the bank term loan agreement refinancing that Revlon Consumer Products Corporation (‘‘RCPC’’ or "Products Corporation"), the wholly owned operating subsidiary of Revlon, Inc. (‘‘Revlon’’ and, together with RCPC, the ‘‘Company’’) consummated on May 19, 2011 (the "2011 Refinancing").

As part of the Company's strategy to continue to improve its capital structure, the 2011 Refinancing, among other things, reduced RCPC's interest rates, with Eurodollar Loans bearing interest at the Eurodollar Rate plus 3.50% per annum (a reduction from the previous 4.00% per annum) and Alternate Base Rate ("ABR") Loans bearing interest at the Alternate Base Rate plus 2.50% (a reduction from the previous 3.00% per annum).  Further, with the 2011 Refinancing, the Eurodollar and ABR floors were reduced, respectively, to 1.25% (a reduction from the previous 2.00%) and 2.25% (a reduction from the previous 3.00%).  Also, the maturity of RCPC's prior term loan facility was extended to November 2017 (it was previously scheduled to mature in March 2015).

The 2011 Refinancing included replacing RCPC's 2010 bank term loan facility, which had $792 million aggregate principal face amount outstanding at March 31, 2011, with a new $800 million 2011 Term Loan Facility under a third amended and restated term loan agreement dated as of May 19, 2011 (the "2011 Term Loan Agreement" or the "2011 Term Loan Facility"), among RCPC, as borrower, the lenders party thereto, Citigroup Global Markets Inc. ("CGMI"), J.P. Morgan Securities LLC ("JPM Securities"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Suisse Securities (USA) LLC ("Credit Suisse") and Wells Fargo Securities, LLC ("WFS") as the joint lead arrangers; CGMI, JPM Securities, Merrill Lynch, Credit Suisse, WFS and Natixis, New York Branch ("Natixis"), as joint bookrunners; JPMorgan Chase Bank, N.A. and Bank of America, N.A. as co-syndication agents; Credit Suisse, Wells Fargo Bank, N.A. and Natixis as co-documentation agents; and Citicorp USA, Inc. as administrative agent and collateral agent.

RCPC used the net proceeds from the 2011 Term Loan Facility, which was drawn in full on the May 19, 2011 closing date and issued to lenders at 99.5% of principal amount, to refinance in full the approximately $792 million of outstanding indebtedness under its existing term loan facility and to pay approximately $2 million of accrued interest, with the balance used for fees and expenses incurred in connection with consummating the 2011 refinancing and other general corporate purposes.

The 2011 Term Loan Facility continues to be guaranteed and secured by the same collateral package and guarantees that secure the Existing 2010 Revolving Credit Facility (as defined below), including being supported by, among other things, guarantees from Revlon, Inc. and, subject to certain limited exceptions, RCPC's domestic subsidiaries. RCPC's obligations under the 2011 Term Loan Agreement and the obligations under such guarantees are secured by, subject to certain limited exceptions, substantially all of the assets of RCPC and the guarantors, including: (i) mortgages on owned real property, including RCPC's facility in Oxford, North Carolina; (ii) the capital stock of RCPC and the subsidiary guarantors and 66% of the voting capital stock and 100% of the non-voting capital stock of RCPC's and the subsidiary guarantors’ first-tier, non-U.S. subsidiaries; (iii) intellectual property and other intangible property of RCPC and the subsidiary guarantors; and (iv) inventory, accounts receivable, equipment, investment property and deposit accounts of RCPC and the subsidiary guarantors.

The refinancing did not impact RCPC's existing 2010 $140 million asset-based, multi-currency revolving credit facility, due March 2014, which had nil outstanding borrowings at March 31, 2011 (the "Existing 2010 Revolving Credit Facility").

The following is a summary description of the 2011 Term Loan Facility. Investors should refer to the principal refinancing agreements (copies of which the Company intends to file as exhibits to a Current Report on Form 8-K subsequent to this filing) for complete terms and conditions. Unless otherwise indicated, capitalized terms have the meanings given to them in the 2011 Term Loan Agreement, respectively.

2011 Term Loan Facility

Under the 2011 Term Loan Facility, Eurodollar Loans bear interest at the Eurodollar Rate plus 3.50% per annum (with the Eurodollar Rate not to be less than 1.25%) and Alternate Base Rate loans bear interest at the Alternate Base Rate plus 2.50% (with the Alternate Base Rate not to be less than 2.25%).

Prior to the November 2017 termination date of the 2011 Term Loan Facility, on September 30, December 31, March 31 and June 30 of each year (commencing September 30, 2011), Products Corporation is required to repay $2 million of the principal amount of the term loans outstanding under the 2011 Term Loan Facility on each respective date.  In addition, the term loans under the 2011 Term Loan Facility are required to be prepaid with:

(i) the net cash proceeds in excess of $10 million for each 12-month period ending on March 31 received during such period from sales of Term Loan First Lien Collateral (as defined below) by Products Corporation or any of its subsidiary guarantors with carryover of unused annual basket amounts up to a maximum of $25 million and subject to certain specified dispositions up to an additional $25 million in the aggregate (subject to a reinvestment right for 365 days, or 545 days if RCPC has within such 365-day period entered into a legally binding commitment to invest such funds);

(ii) the net proceeds from the issuance by Products Corporation or any of its subsidiaries of certain additional debt; and

(iii) 50% of Products Corporation's "excess cash flow" (as defined under the 2011 Term Loan Agreement), commencing with excess cash flow for the 2012 fiscal year payable in the first 100 days of 2013, which prepayments are applied to reduce Products Corporation’s future regularly scheduled term loan amortization payments in the direct order of maturities.

The 2011 Term Loan Facility contains a financial covenant limiting Products Corporation’s first lien senior secured leverage ratio (the ratio of Products Corporation’s Senior Secured Debt that has a lien on the collateral which secures the 2011 Term Loan Facility that is not junior or subordinated to the liens securing the 2011 Term Loan Facility (excluding debt outstanding under the Existing 2010 Revolving Credit Facility)) to EBITDA, as each such term is defined in the 2011 Term Loan Facility), to no more than 4.0 to 1.0 for each period of four consecutive fiscal quarters ending during the period from June 30, 2011 to the November 2017 maturity date of the 2011 Term Loan Facility.

Under certain circumstances, Products Corporation will continue to have the right to request the 2011 Term Loan Facility to be increased by up to $300 million, provided that the lenders are not committed to provide any such increase.

The 2011 Term Loan Facility matures on November 19, 2017.

The 2011 Term Loan Facility is supported by, among other things, guarantees from Revlon, Inc. and, subject to certain limited exceptions, Products Corporation’s domestic subsidiaries. The obligations of Products Corporation under the 2011 Term Loan Facility and the obligations under such guarantees are secured by, subject to certain limited exceptions, substantially all of the assets of Products Corporation and the guarantors, including:

(i) mortgages on owned real property, including Products Corporation’s facility in Oxford, North Carolina;

(ii) the capital stock of Products Corporation and the subsidiary guarantors and 66% of the voting capital stock and 100% of the non-voting capital stock of Products Corporation’s and the subsidiary guarantors’ first-tier, non-U.S. subsidiaries;

(iii) intellectual property and other intangible property of Products Corporation and the subsidiary guarantors; and

(iv) inventory, accounts receivable, equipment, investment property and deposit accounts of Products Corporation and the subsidiary guarantors.

The liens on, among other things, inventory, accounts receivable, deposit accounts, investment property (other than the capital stock of Products Corporation and its subsidiaries), real property, equipment, fixtures and certain intangible property (the ‘‘Existing Revolving Credit First Lien Collateral’’) secure the Existing 2010 Revolving Credit Facility on a first priority basis, the 2011 Term Loan Facility on a second priority basis and Products Corporation's 9¾% Senior Secured Notes due November 2015 (the "9¾% Senior Secured Notes") and the related guarantees on a third priority basis.  The liens on the capital stock of Products Corporation and its subsidiaries and intellectual property and certain other intangible property (the ‘‘Term Loan First Lien Collateral’’) secure the 2011 Term Loan Facility on a first priority basis and the Existing 2010 Revolving Credit Facility and the 9¾% Senior Secured Notes and the related guarantees on a second priority basis.  Such arrangements are set forth in the Third Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of March 11, 2010, by and among Products Corporation and CUSA, as administrative agent and as collateral agent for the benefit of the secured parties for the 2011 Term Loan Facility, 2010 Revolving Credit Facility and the 9¾% Senior Secured Notes (the ‘‘2010 Intercreditor Agreement’’). The 2010 Intercreditor Agreement also provides that the liens referred to above may be shared from time to time, subject to certain limitations, with specified types of other obligations incurred or guaranteed by Products Corporation, such as foreign exchange and interest rate hedging obligations and foreign working capital lines.

The 2011 Term Loan Agreement contains various restrictive covenants prohibiting Products Corporation and its subsidiaries from:

(i) incurring additional indebtedness or guarantees, with certain exceptions;

(ii) making dividend and other payments or loans to Revlon, Inc. or other affiliates, with certain exceptions, including among others:

(a) exceptions permitting Products Corporation to pay dividends or make other payments to Revlon, Inc. to enable it to, among other things, pay expenses incidental to being a public holding company, including, among other things, professional fees such as legal, accounting and insurance fees, regulatory fees, such as SEC filing fees and NYSE listing fees, and other expenses related to being a public holding company;

(b) subject to certain circumstances, to finance the purchase by Revlon, Inc. of its Class A Common Stock in connection with the delivery of such Class A Common Stock to grantees under the Third Amended and Restated Revlon, Inc. Stock Plan and/or the payment of withholding taxes in connection with the vesting of restricted stock awards under such plan;

(c) subject to certain limitations, to pay dividends or make other payments to finance the purchase, redemption or other retirement for value by Revlon, Inc. of stock or other equity interests or equivalents in Revlon, Inc. held by any current or former director, employee or consultant in his or her capacity as such; and

 (d) subject to certain limitations, to make other restricted payments to affiliates of Products Corporation in an amount up to $10 million per year (plus $10 million for each calendar year commencing with 2011), other restricted payments in an aggregate amount not to exceed $35,000,000 and other restricted payments based upon certain financial tests.

(iii) creating liens or other encumbrances on Products Corporation’s or its subsidiaries’ assets or revenues, granting negative pledges or selling or transferring any of Products Corporation’s or its subsidiaries’ assets, all subject to certain limited exceptions;

(iv) with certain exceptions, engaging in merger or acquisition transactions;

(v) prepaying indebtedness and modifying the terms of certain indebtedness and specified material contractual obligations, subject to certain exceptions;

(vi) making investments, subject to certain exceptions; and

(vii) entering into transactions with affiliates of Products Corporation involving aggregate payments or consideration in excess of $10 million other than upon terms that are not materially less favorable when taken as a whole to Products Corporation or its subsidiaries as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's length dealings with an unrelated third person and where such payments or consideration exceed $20 million, unless such transaction has been approved by all of the independent directors of Products Corporation, subject to certain exceptions.

The events of default under the 2011 Term Loan Agreement include customary events of default for such types of agreements, including, among others:

(i)       nonpayment of any principal, interest or other fees when due, subject in the case of interest and fees to a grace period;

(ii)     non-compliance with the covenants in such 2011 Term Loan Agreement or the ancillary security documents, subject in certain instances to grace periods;

(iii)    the institution of any bankruptcy, insolvency or similar proceedings by or against Products Corporation, any of Products Corporation’s subsidiaries or Revlon, Inc., subject in certain instances to grace periods;

(iv)     default by Revlon, Inc. or any of its subsidiaries (A) in the payment of certain indebtedness when due (whether at maturity or by acceleration) in excess of $25.0 million in aggregate principal amount or (B) in the observance or performance of any other agreement or condition relating to such debt, provided that the amount of debt involved is in excess of $25.0 million in aggregate principal amount, or the occurrence of any other event, the effect of which default referred to in this subclause (iv) is to cause or permit the holders of such debt to cause the acceleration of payment of such debt;

(v)        a cross default under the Existing 2010 Revolving Credit Facility;

(vi)     the failure by Products Corporation, certain of Products Corporation’s subsidiaries or Revlon, Inc. to pay certain material judgments;

(vii)    a change of control such that (A) Revlon, Inc. shall cease to be the beneficial and record owner of 100% of Products Corporation’s capital stock, (B) Ronald O. Perelman (or his estate, heirs, executors, administrator or other personal representative) and his or their controlled affiliates shall cease to ‘‘control’’ Products Corporation, and any other person or group of persons owns, directly or indirectly, more than 35% of the total voting power of Products Corporation, (C) any person or group of persons other than Ronald O. Perelman (or his estate, heirs, executors, administrator or other personal representative) and his or their controlled affiliates shall ‘‘control’’ Products Corporation or (D) during any period of two consecutive years, the directors serving on Products Corporation’s Board of Directors at the beginning of such period (or other directors nominated by at least a majority of such continuing directors) shall cease to be a majority of the directors;

(viii)   Revlon, Inc. shall have any meaningful assets or indebtedness or shall conduct any meaningful business other than its ownership of Products Corporation and such activities as are customary for a publicly traded holding company which is not itself an operating company, in each case subject to limited exceptions; and

(ix)      the failure of certain of Products Corporation’s affiliates which hold Products Corporation’s or its subsidiaries’ indebtedness to be party to a valid and enforceable agreement prohibiting such affiliate from demanding or retaining payments in respect of such indebtedness, subject to certain exceptions, including as to Products Corporation's Senior Subordinated Term Loan.

If Products Corporation is in default under the senior secured leverage ratio under the 2011 Term Loan Facility, Products Corporation may cure such default by issuing certain equity securities to, or receiving capital contributions from, Revlon, Inc. and applying such cash which is deemed to increase EBITDA for the purpose of calculating the applicable ratio. Products Corporation may exercise this cure right two times in any four-quarter period.  Upon closing the 2011 Refinancing, Products Corporation was in compliance with all applicable covenants under the 2011 Term Loan Agreement.

Upon closing the 2011 Refinancing, the aggregate principal face amount outstanding under the 2011 Term Loan Facility was $800 million.

Item 7.01.    Regulation FD Disclosure.

On May 19, 2011, Revlon issued a press release (the ‘‘Press Release’’) announcing the consummation of the 2011 Refinancing, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Press Release shall be deemed to be ‘‘furnished’’ to the SEC and not be deemed to be ‘‘filed’’ with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 19, 2011 (incorporated by reference to Exhibit 99.1 to Revlon, Inc.'s Form 8-K filed with, and with respect to Item 7.01 thereto, "furnished to," the SEC on May 19, 2011 (the "Revlon May 19 Form 8-K").

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Senior Vice President and General Counsel

Date: May 19, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 19, 2011 (incorporated by reference to Exhibit 99.1 to the Revlon May 19 Form 8-K).